Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED: (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (2) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

SECURED PROMISSORY NOTE AND LOAN AGREEMENT

$3,000,000.00	December 1, 2021

FOR VALUE RECEIVED, SYMBIONT.IO, INC., a Delaware corporation with an address at 632 Broadway, 5th Floor, New York, New York 10012 (the “Borrower”), promises to pay to the order of LM FUNDING AMERICA, INC., a Delaware corporation, or its successors, transferees or assignees (“Lender”), in lawful money of the United States of America the principal sum of Three Million and No/Dollars ($3,000,000.00), or such lesser principal amount as may be outstanding hereunder in accordance with the terms hereof on the earlier of (i) the Maturity Date (as hereinafter defined), or (ii) upon the occurrence and during the continuance of an Event of Default, together with all accrued and unpaid amounts due and payable to Lender pursuant to the provisions of this Secured Promissory Note and Loan Agreement (this “Note”).  This Note amends and restates that certain Secured Promissory Note and Loan Agreement of even date herewith in the aggregate principal amount of $3,000,000 issued by Borrower to Lender, $2,000,000 of which amount is the principal outstanding as of the date hereof.

All payments under this Note shall be made in lawful money of the United States, in immediately available funds and without set-off, deduction or counterclaim.

The Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note except for such notice as provided herein.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.Advances; Commitment; Interest

(a)Advances and Commitment.  Subject to the terms and conditions set forth herein, Lender agrees to make loans (“Loans”) in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount up to $3,000,000.00 in the following manner: (i) on the date of this Note, Lender shall fund a loan to Borrower in the amount of Two Million and No/Dollars ($2,000,000.00); and

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(ii) upon the occurrence of a Triggering Event (as hereinafter defined) and upon the written request of Borrower in the manner set forth in Section 1(b) below (and so long as no Event of Default then exists), Lender will loan an additional One Million and No/Dollars ($1,000,000.00).  For purposes of this Note, the “Availability Period” means the period commencing on the date of this Note and ending on the earlier of (i) the Maturity Date and (ii) the date when, upon the occurrence and during the continuance of an Event of Default, all Obligations are declared due and payable by Lender or made automatically due and payable, in each case, in accordance with the terms hereof. For purposes hereof, a “Triggering Event” means Borrower becoming obligated to fund the payment described in Section 4.4 of the First Refusal and Purchase Option Agreement of even date herewith between Borrower and Lender (the “First Refusal Agreement”).

(b)Borrowing Procedures; Requests for Loans.  Upon the occurrence of a Triggering Event, Borrower may request an additional Loan (the “Additional Loan”) by notifying Lender of such request in writing (delivered by hand, overnight mail, or email) in a form approved by Lender and signed by the Borrower not later than 12:00 p.m., Eastern time, not less than three (3) business days before the date of the proposed Loan (each, a “Loan Request”).  The proceeds from the Additional Loan will be used solely to fund the payment specified in Section 4.4 of the First Refusal Agreement.

(c)   Repayment Terms.

(i)Borrower and Lender each acknowledge that the purpose of this lending relationship is to enable Borrower to provide working capital to be used in the ordinary course of Borrower’s business, and, with respect to the Additional Loan, to fund the Borrower’s obligations under Section 4.4 of the First Refusal Agreement (the “Purpose”).

(ii)The aggregate unpaid principal amount of the Loans, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on December 1, 2022 (the “Maturity Date”).

(d)Prepayment.  The Borrower may prepay this Note in whole or in part without penalty at any time.

(e)Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loans made hereunder shall bear interest at the Applicable Rate from the date the Loans were made until the Loans are paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

(f)Interest Payment Dates. Interest shall be payable in arrears to Lender on the Maturity Date.

(g)Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed. Interest shall accrue on each Loan on the day on which such Loan is made, and shall not accrue on the Loans for the day on which they are paid. Interest shall be calculated on a simple-interest basis.

2.Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)Failure to Pay. The Borrower shall fail (i) to pay when due any payment on the due date hereunder to the extent such payment is due before the Maturity Date, or (ii) to pay on the Maturity Date the entire remaining unpaid amounts due hereunder; or

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(b)Breaches of Certain Covenants. The Borrower shall fail to observe or perform any obligation under Sections 5(a) or (b) or Section 6 or Borrower materially breaches the First Refusal Agreement; or

(c)Breaches of Other Covenants. The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 2(b)) and such failure shall continue for thirty (30) days after the earlier to occur of (i) Borrower’s receipt of written notice of such failure and (ii) the date on which the Borrower has knowledge of such failure; or

(d)Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to Lender in writing in connection with this Note, or as an inducement to Lender to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e)Default on Other Indebtedness. Defaults shall exist under any other agreements of the Borrower with Lender or under any other agreement with any third party or parties which consists of the failure to pay any Indebtedness when due or which results in a right by Lender or any such third party or parties, whether or not exercised, to accelerate the maturity of such Indebtedness of the Borrower, in each case, in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000); or

(f)Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g)Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(h)Judgments. A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000), exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order, shall be rendered against the Borrower and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within forty-five (45) days after issue or levy; or

(i)Material Adverse Effect.  Any circumstance occurs that would reasonably be expected to have a Material Adverse Effect.

3.Rights of Lender upon Default.

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(a) Notice of Default. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the Borrower, declare all outstanding Obligations payable by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b)Conversion. Upon the occurrence of any Event of Default, Lender may, under its sole and absolute discretion, elect to convert the total outstanding principal and accrued but unpaid interest into shares of common stock of Borrower at a conversion price per share (the “Conversion Price”) equal to three and 642/10,000 dollars ($3.0642) (subject to adjustment for any stock splits, reverse stock splits and similar changes in the capital stock of Borrower after the date hereof) by delivery of written notice to Borrower within thirty (30) calendar days of the delivery of the notice of the Event of Default by Lender to Borrower. In the event the Borrower issues additional shares of its common stock, or shares of another class of equity securities which are convertible into its shares of common stock, in exchange for consideration per share in an amount less than the Conversion Price (as adjusted for stock splits, reverse stock splits and similar changes in the capital stock of Borrower after the date hereof), then Borrower shall either (i) issue Lender, concurrently with such issue, the number of shares of common stock necessary to ensure that Lender has the number of shares of common stock that it would have had if it purchased the common stock in such subsequent offering at such lower purchase price, or (ii) adjust the conversion price per share as it relates to Lender to the lowest price at which additional common stock of Borrower is purchased or is convertible.

(c)Effect of Bankruptcy. Upon the occurrence of any Event of Default described in Sections 2(f) and 2(g), immediately and without notice, all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(d) No Further Obligations. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, (i) Lender shall have no obligation to fund any further Loans under this Note and (ii) Lender may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.The Borrower’s Representations and Warranties.  The Borrower represents and warrants to Lender that:

(a)Due Incorporation, Qualification, etc. The Borrower (i) is a duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted. Borrower further represents and warrants that it has no subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust, or other business association.

(b)Authority. The execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated thereby (i) are within the Borrower’s powers and (ii) have been duly authorized by all necessary actions on the part of the Borrower.

(c)Enforceability. This Note constitutes, or will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by

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bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)Non-Contravention. The execution and delivery by the Borrower of this Note and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Borrower’s Organic Documents or any judgment, order, writ, decree, statute, rule or regulation applicable to the Borrower; (ii) contravene any applicable laws, (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Borrower is a party or by which it is bound; or (iv) result in the creation or imposition of any Lien upon any property, asset or revenue of the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations, or any of its assets or properties (other than the Lien in favor of Lender pursuant hereto).

(e)Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with (i) the execution and delivery of this Note by the Borrower, or (ii) the performance and consummation of the transactions contemplated thereby.

(f)Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or threatened in writing against the Borrower at law or in equity in any court or before any other governmental authority that seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower of this Note or the transactions contemplated thereby.

(g)Solvency.  The Borrower is Solvent, both before and after giving effect to this Note.

(h)Financial Statements. Complete copies of Borrower’s unaudited interim financial statements consisting of the balance sheet of Borrower at October 31, 2021 (the “Balance Sheet Date”) and the related statements of income and retained earnings, stockholders’ equity and cash flow for the period then ended (the “Financial Statements”) have been delivered to Lender. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The Financial Statements are based on the books and records of Borrower, and fairly present in all material respects the financial condition of Borrower as of the respective dates they were prepared and the results of the operations of Borrower for the periods indicated.

(i)Undisclosed Liabilities. Borrower has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the Financial Statements as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

(j)Capitalization. As of the date hereof, Borrower’s authorized capital stock consists 55,000,000 shares of common stock, of which 54,020,952 shares are designated as “Voting Common Stock” and 979,048 shares are designated as “Nonvoting Common Stock, and 25,940,066 shares of preferred stock, of which 937,500 shares are designated as “Series Seed Preferred Stock”, 4,673,884 shares are designated as “Series A Preferred Stock,” 3,723,372 shares are designated as “Series A1 Preferred Stock”, 15,626,262 shares are designated as “Voting Series B Preferred Stock”, and 979,048 shares are designated as “Nonvoting Series B Preferred Stock.”  Of the Voting Common Stock, (i) 15,413,456 shares are issued and outstanding, (ii)

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9,827,584 shares are reserved for the future issuance of awards under the Company’s 2014 Equity Incentive Plan (the “Plan”) or are subject to outstanding stock options under the Plan, and (iv) 195,810 shares are issuable upon the exercise of outstanding warrants.  None of the authorized shares of Nonvoting Common Stock are issued and outstanding.  All of the authorized shares of the Series Seed Preferred Stock are issued and outstanding.  All of the authorized shares of the Series A Preferred Stock are issued and outstanding. All of the authorized shares of the Series A1 Preferred Stock are issued and outstanding. 14,226,907 of the authorized shares of the Voting Series B Preferred Stock are issued and outstanding.  636,246 of the authorized shares of the Non-Voting Series B Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of Borrower have been duly authorized, are validly issued, fully paid and non-assessable. Other than the foregoing, there are no outstanding or authorized shares, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Borrower or obligating Borrower to issue or sell any shares of capital stock of, or any other interest in, Borrower.

(k)Conversion of Note and Issuance of Securities. The issuance of shares of common stock of Borrower pursuant to the terms of this Note has been duly authorized and, upon the conversion of this Note and issuance of shares of common stock hereunder, the shares of common stock will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. Subject to the accuracy of the representations and warranties of Lender, the offer and issuance by Borrower of the shares of common stock is exempt from registration under the Securities Act. Upon receipt of the shares of common stock of Borrower, Lender shall have good and marketable title to such shares.

(l)No Material Adverse Effect. As of the date hereof, there have been no events, occurrences, or developments that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)Intellectual Property Rights. Borrower owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (the “Intellectual Property Rights”) necessary to conduct its business as now conducted and as presently proposed to be conducted, and Borrower is not in violation of the Intellectual Property Rights of any third party. None of Borrower’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date hereof, except where such expiration, termination or abandonment would not have a Material Adverse Effect. Borrower has no knowledge of any infringement by Borrower of Intellectual Property Rights of others. Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n)Conduct of Business. Borrower is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Borrower, and Borrower will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Borrower possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and Borrower has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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(o)Title. Borrower has title to all real property, and has good and marketable title to all personal property, owned by it which is material to the business of Borrower, in each case, free and clear of all Liens, encumbrances and defects except those that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Borrower. Any real property and facilities held under lease by Borrower are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(p)Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Borrower are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, intellectual property rights, software and other items of tangible and intangible personal property currently owned or leased by Borrower, together with all other properties and assets of Borrower, are sufficient for the continued conduct of the Borrower's business after the date hereof in substantially the same manner as conducted prior to the date hereof and constitute all of the rights, property and assets necessary to conduct the business of Borrower as currently conducted.

(q)Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Borrower (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Borrower know of no basis for any such claim.

(r)Illegal or Unauthorized Payments; Political Contributions. Neither Borrower nor, to Borrower’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of Borrower or any other business entity or enterprise with which Borrower is or has been affiliated or associated has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Borrower.

(s)Money Laundering. Borrower is in compliance with, and has not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(t)Accuracy of Information Furnished. This Note and none of the other certificates, statements or information furnished to Lender by or on behalf of the Borrower in connection with this Note or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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5.Affirmative Covenants.  The Borrower covenants and agrees with Lender that until the Obligations (other than inchoate indemnity obligations) are paid in full, the Borrower will perform or cause to be performed the covenants set forth below.

(a)Notice Requirements.  The Borrower shall deliver to Lender, (i) prompt written notice of the occurrence of any Event of Default, including a statement of a Responsible Officer setting forth details of such Event of Default and the action which the Borrower has taken or proposes to take with respect thereto; and (ii) prompt written notice of any litigation or governmental proceedings pending or threatened in writing against the Borrower that if adversely determined (A) would (alone or in the aggregate) reasonably be expected to result in liabilities in excess of $100,000 or (B) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower of this Note or the transactions contemplated thereby.

(b)Maintenance of Properties.  The Borrower will maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower.

(c)Insurance.  The Borrower shall (i) carry and maintain insurance at its expense of the types and in the amounts customarily carried by others engaged in substantially the same business as the Borrower and operating in the same geographic area as the Borrower, including, but not limited to, fire, public liability, property damage and worker’s compensation, such insurance to be in such form as is carried with companies reasonably satisfactory to Lender, and (ii) deliver to Lender from time to time, as Lender may request, schedules or insurance certificates setting forth all insurance then in effect.

(d)Governmental Charges.  The Borrower shall promptly pay and discharge when due all Taxes, levies, assessments, fees, claims or other charges imposed by any governmental authority upon or relating to (i) the Borrower, (ii) this Note, (iii) employees, payroll, income or gross receipts of the Borrower, (iv) the ownership or use of any assets by the Borrower or (v) any other aspect of the business of the Borrower to the date upon which penalties accrue thereon, except as may be contested in good faith by the appropriate procedures and for which adequate reserves in accordance with GAAP have been set aside.

(e)Use of Proceeds.  The Borrower shall use the proceeds of this Note solely in connection with the Purpose.

(f)General Business Operations.  The Borrower shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all applicable laws, (iii) perform in all material respects its obligations under Material Agreements to which the Borrower is a party, (iv) take all actions to ensure that all Material Agreements remain in full force and effect unless the Borrower determines in good faith that the continuance of such Material Agreement is no longer economically desirable, necessary or useful to the business of the Borrower.

(g)Books and Records.  The Borrower will keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit Lender or any of its representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit the Borrower’s offices, to discuss the Borrower’s financial or other matters. In addition, Borrower shall on a monthly basis make available to Lender a report of (i) all cash in-flows and cash out-flows from Borrower’s deposit accounts, (2) a reconciliation of all expenses incurred to the operating budget of Borrower, (3) an accounts payable ageing, (4) a list of the outstanding principal of all debts and other liabilities, and (5) such

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other information regarding Borrower’s financial condition as Lender may reasonably request.  Borrower shall make its chief financial officer (or equivalent officer) available to Lender by telephone or videoconference during normal business hours on reasonable advance notice.

6.Negative Covenants.  The Borrower covenants and agrees with Lender that until the Obligations (other than inchoate indemnity obligations) are paid in full, the Borrower will perform or cause to be performed the covenants set forth below.

(a)Mergers, Acquisitions, Etc.  Except in the event of the contemplated internal corporate reorganization of Borrower to create a holding company (the “Corporate Reorg”), Borrower shall not consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person without the consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)Affiliate Transactions. Except in the event of the Corporate Reorg, the Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates other than transactions on overall terms, whether consummated as one transaction or a series of related transactions, at least as favorable to the Borrower as an arms-length transaction with Persons that are not Affiliates.

(c)Change in Business.  The Borrower will not without the consent of Lender engage in any business other than its present business or a business reasonably related or incidental thereto, or a business that is in support of the present business or a business reasonably related or incidental thereto, which consent shall not be unreasonably withheld, conditioned, or delayed.

(d)Modification of Charter Documents.  Except in the event of the Corporate Reorg, the Borrower will not consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in any Organic Documents of the Borrower, if the result would have an adverse effect on the rights or remedies of Lender.

7.Granting of Security Interest. Borrower hereby pledges, assigns and grants to Lender, to secure the payment and the performance of this Note, the Loans, and the Obligations, a first priority security interest in and Lien on, and a right of set-off against, the following property and assets (collectively, the “Collateral”), but not including the Excluded Collateral (as hereinafter defined), wherever located, whether now or hereafter existing, owned or acquired by Borrower, and all proceeds and products thereof:

All goods, accounts, equipment, inventory, contract rights or rights to payment of money, leases, intellectual property, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Borrower hereby represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a valid, first priority perfected security interest in the Collateral.  Lender’s security interest in the Collateral shall continue until the Obligations (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express terms) are repaid in full. Upon payment in full of all amounts due under this Note or upon conversion of this Note, this Note and all obligations of Borrower hereunder (other than contingent obligations of Borrower hereunder that will survive payment in full of the Obligations and termination of this Note by express

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terms) shall automatically terminate, and all rights to the Collateral shall revert to the granting party and Lender shall, at Borrower’s sole cost and expense, release its security interest in the Collateral.

8.Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements or take any other action required to memorialize or perfect Lender’s security interest in the Collateral at Borrower’s expense, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights under this Note, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Note, by Borrower, or any other Person, shall be deemed to violate the rights of Lender under the UCC, and including entering into one or more deposit account control agreements in customary form.

9.Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” of any Person shall mean any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means the power of such Person, directly or indirectly, (i) to vote 10% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise).

“Applicable Rate” shall mean the rate equal to sixteen percent (16%) per annum.

“Availability Period” shall have the meaning given in Section 1(a) hereof.

“Balance Sheet Date” shall have the meaning given in Section 4(h) hereof.

“Borrower” shall have the meaning given in the introductory paragraph of this Note.

“Conversion Price” has the meaning given in Section 3 hereof.

“Event of Default” has the meaning given in Section 2 hereof.

“Excluded Collateral” shall mean proceeds of the Lawsuit.

“Financial Statements” shall have the meaning given in Section 4(h) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any regulatory agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Indebtedness” shall mean (i) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn,

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and banker’s acceptances issued for the account of such Person; (iii) capital lease and purchase money obligations; and (iv) contingent Obligations.

“Intellectual Property Rights” shall have the meaning given in Section 4(m) hereof.

“Lawsuit” means the action captioned Symbiont.io, Inc. v. Ipreo Holdings LLC, et al., Del. Ch., C.A. No. 2019-0407-JTL and all related appeals.

“Lender” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Loans” shall have the meaning given in Section 1(a) hereof.

.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, (ii) the rights and remedies of Lender under the Note or (iii) the ability of the Borrower to perform its Obligations under the Note.

“Material Agreements” shall mean (i) each contract or agreement to which the Borrower is a party involving aggregate payments of more than $50,000, whether such payments are being made by the Borrower to a non-Affiliated Person, or by a non-Affiliated Person to the Borrower; and (ii) any other contract or agreement material to the business, operations, assets, prospects, conditions (financial or otherwise), performance or liabilities of the Borrower.

“Maturity Date” shall have the meaning set forth in Section 1(c).

“Note” shall have the meaning set forth in the introductory paragraph.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower to Lender of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, reasonable attorneys’ fees and costs and reasonable accountants’ fees and costs chargeable to and payable by the Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Organic Documents” shall mean, relative to the Borrower, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to the Borrower’s equity interests.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

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“Purpose” shall have the meaning set forth in Section 1(c).

“Responsible Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Note, or made any transfer or incurred any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

“Taxes” shall mean all income, documentary, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Triggering Event” shall have the meaning set forth in Section 1(a).

10.Miscellaneous.

(a)Successors and Assigns; Transfer of this Note.

(i)Subject to the restrictions on transfer described in this Section 10(a), the rights and obligations of the Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of Lender.  Lender may assign this Note upon written notice to Borrower.

(b)Waiver and Amendment. This Note may not be modified except by written instrument signed by the Borrower and Lender.

(c)Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or email address as the Borrower shall have furnished to Lender in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)Payment. Payments shall be made in lawful tender of the United States.

(e)Tax Withholding.  Any and all payments by or on account of any obligation of the Borrower under this Note shall be made without deduction or withholding for any taxes, except as required by

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applicable law.  If any applicable law requires the deduction or withholding of any tax from any such payment, then the Borrower shall be entitled to deduct and withhold such tax from any amounts payable or otherwise deliverable pursuant to this Note and shall timely pay the full amount deducted or withheld to the applicable Governmental Authority.  The amount payable by the Borrower to Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deduction and withholding applicable to additional sums payable under this Section 10(e), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. Borrower shall be responsible for and shall satisfy all Florida documentary stamp taxes that may be due with respect to this Note.

(f)Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g)Expenses; Waivers.  If action is instituted to collect this Note, the Borrower promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h)Governing Law; Entire Agreement. THIS NOTE, AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Note constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

(i)Jurisdiction and Venue. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF FLORIDA AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE STATE OF FLORIDA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF LENDER AND THE BORROWER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10(I).

(j)Waiver of Jury Trial; Judicial Reference. BY ACCEPTANCE OF THIS NOTE, LENDER HEREBY AGREES AND THE BORROWER HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

(k)Severability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

(l)Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

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11.Lender’s Investment Representations.

(a)Experience.  Lender is experienced in investing in securities of development stage companies and acknowledges that the investment represented by this Note involves significant risks. Lender is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this lending relationship.

(b)Purchase Entirely for Its Own Account. Lender is acquiring this debt security for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the debt securities represented by this Note have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, Lender’s bona fide nature of the investment intent as expressed herein.

(c)Rule 144. Lender acknowledges that the Borrower’s debt securities are “restricted securities” under Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or an exemption therefrom.  Lender represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. Lender also understands that Borrower is issuing this Note in reliance upon Lender’s representations and warranties contained herein and that any federal or state exemption is contingent upon the accuracy of Lender’s representations and warranties in this Note.

(d)No Public Market. Lender understands that no public market now exists for any of the debt securities issued by Borrower and that there can be no assurance that a public market will ever exist for the debt securities.

(e)Access to Data. Lender has had an opportunity to discuss Borrower’s business, management, and financial affairs with its management and the opportunity to review Borrower’s business plans. Lender understands that such discussions, as well as any written information issued by Borrower, were intended to describe the aspects of Borrower’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(f)Accredited Investor. Unless otherwise disclosed to Borrower in writing by Lender, Lender represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

(g)No “Bad Actor” Disqualification Events.  Lender is not subject to any disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualifying Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to Borrower.

(Signature Page Follows)

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The Borrower and Lender have caused this Note to be issued as of the date first written above.

BORROWER:

SYMBIONT.IO, INC.
a Delaware corporation

By: /s/ Mark Smith

Name: Mark Smith

Title: CEO

Address:

632 Broadway, 5th Floor

New York, New York 10004

Email: mark.smith@symbiont.io

LENDER:

LM FUNDING AMERICA, INC.,
a Delaware corporation

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: CEO

Address:

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Email:  bruce@lmfunding.com

[Signature page to Secured Promissory Note and Loan Agreement]

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